Exhibit 99.2
FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Closes Sonesta Acquisition

Newton, MA (January 31, 2012):  Hospitality Properties Trust (NYSE: HPT) today announced that it has closed its previously announced acquisition of the Royal Sonesta Hotels in Cambridge, MA (400 keys, two restaurants and 22,000 sq.ft. of meeting space) and in New Orleans, LA (483 keys, five restaurants and 20,000 sq.ft. of meeting space) for $150.5 million on previously announced terms.  These hotels will be managed by Sonesta Acquisition Corp. (“SAC”) which simultaneously completed its merger with Sonesta International Hotels Corporation (NASDAQ GLOBAL: SNSTA).  SNSTA ceased to be a publicly owned company after this merger and SAC changed its name to “Sonesta International Hotels Corporation”.

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A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.